UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011

TIGA ENERGY SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53638 (Commission File Number)	26-2415625 (IRS Employer Identification No.)

401 CONGRESS AVENUE, SUITE 1540, AUSTIN, TEXAS, 78701
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (512) 687-3451

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 31, 2011, Tiga Energy Services, Inc. (“TES”) entered into an agreement with Liberty Circle Energy (“LCE”) in which Tiga will prioritize its development of wind energy functionality for its TigaNET platform for use in conjunction with wind energy projects being developed by LCE.

TES’s efforts will include architecture and design services to develop Internet Protocol (IP), standards-based interfaces that enable wind turbine controls and wind energy management systems to communicate on the TigaNET Communications Platform. The TigaNET platform will provide real-time remote access to parameter level controls, as well as providing secure and authenticated data for the purposes of carbon and energy trading.  This engagement allows TES to accelerate its development of the wind energy profile for TigaNET in anticipation of potential wind energy business opportunities with LCE’s portfolio companies and other energy companies.

Under the terms of the agreement, TES will receive a one-time non-recurring engineering (NRE) fee of $1,000,000  from LCE to be paid by September 15, 2011. If LCE invests at least $5,000,000 in TES, it has the option to convert the amount of the NRE into TES common stock under the same terms as that of the investment.

TigaNET is a network service that will provide a centralized, managed network service for an increasingly diverse and distributed energy market.  TigaNET will enable our customers to seamlessly connect, integrate, manage and secure their energy related assets.  Our solutions adeptly address the range of communications and automation issues facing energy consumers as they seek to more efficiently manage energy consumption and offset their energy costs through the deployment of distributed generation and renewable energy solutions.

About Tiga Energy Services

Tiga Energy Services, Inc. is an Austin, Texas based company that provides networking and communications services to the energy industry. We provide consulting, engineering, architecture and design services that enable commercial and industrial energy customers to seamlessly connect, integrate, manage and secure their energy related assets. Our flagship product is a network service called TigaNET that will provide centralized, managed and network services for an increasingly diverse and distributed energy market. TigaNET addresses a broad range of communications and automation issues facing energy consumers as they seek to more efficiently manage energy consumption and offset their energy costs through the deployment of renewable energy generation and energy storage technologies.  For additional information please visit www.tigaenergy.com.

About Liberty Circle Energy

Headquartered in Puerto Rico, with a presence in the US, Panama, Argentina and the UK, Liberty Circle Energy (LCE) provides financing and capital, advice and opportunity within developing countries.  We believe economic growth is based on entrepreneurship and successful private investment, and a favorable business environment permits that to thrive and improve lives. LCE’s mission is to promote sustainable projects that are economically viable, commercially sound and environmentally and socially conscious. Our primary investment objectives are to develop advanced sustainable energy solutions and affordable housing.  Our focus is to promote economic development by encouraging the growth of productive enterprise, entrepreneurship, and efficient capital markets.

Item 9.01                      Exhibits.

Exhibit	Description

10.1	Letter Agreement for Strategic Development between the registrant and Liberty Circle Energy dated August 31, 2011.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGA ENERGY SERVICES, INC. (Registrant)

Dated: September 6, 2011	By: /s/ Michael Hathaway Michael Hathaway Chief Executive Officer